EXHIBIT 3.1
                            State of California
                                   Bill Jones
                               Secretary of State
                                                                 LLC-1
                           LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

         IMPORTANT - Read the instructions before completing the form.
     This document is presented for filing pursuant to section 17050 of the
                           California Corporates Code
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1.  Limited Liability company name:

         Cornerstone Industrial Properties income & Growth Fund I, LLC
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2.  Latest date (month/day/year) onwhich the limited liability company is to dissolve.
                                    12/31/10
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3.  The purpose of the limited liability company is to engage in any lawful  act or activity for which a limited liability company may be organized under the Beverly-Killea limited Liability Company Act.
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4.  Enter the name and address of initial agent for service of process and check the appropriate provision below:
           Terry G. Roussel
    --------------------------------------------------------------,which is
  {X}  an individual residing in California
  { } a corporation which has filed a certificate pursuant to Section 1505 of the Calfornia Corporations Code.
       Skip Item 5 and proceed to Item 6
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5.  If the initial agent for service of process is an individua, enter a business or residential street address in California:
    Street address:         4590 MacArthur Boulevard, Suite 610

    City:  Newport Beach   State:  California      Zip Code:  92660
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6.  The limited liability company will be managed by: (check one)
    {X} one manager  { } more than one manager { } limited liability company members
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7.  Describe type of business of the Limited Liability Company.
       Investment in multi-tenant industrial business parks.
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8.  If other matters are to be included in the Articles of Organization attach one or more separate pages.
    Number of pages attached, if any:    0
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9.  It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.


  /S/  TERRY G. ROUSSEL                 For Secretary of State Use
  ---------------------                  File No.  101998301009
    Terry G. Roussel

Date:    October 23, 1998                          Filed
-------------------------         In the office of the Secretary of State
                                       of the State of California
                                                  OCTOBER 28 1998

                                                        /S/ BILL JONES
                                               ------------------------------
                                               Bill Jones, Secretary of State